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                                                            Hollywood Park, Inc.
                                                            Exhibit 10.40

                        PROFIT PARTICIPATION AGREEMENT


     THIS PROFIT PARTICIPATION AGREEMENT (the "AGREEMENT") dated as of July 14, 1997, is made and entered into by and between Hollywood Park, Inc., a Delaware corporation ("HP"), and North American Sports Management, Inc., a Florida corporation ("NORAM"), with reference to the following facts:

     A. NORAM and the Confederated Tribes and Bands of the Yakama Indian Nation (the "NATION") have entered into that certain Memorandum of Understanding dated August 16, 1996, as extended by the parties (the "MOU"), pursuant to which NORAM agreed to provide (i) financial, development, construction and consulting services to the Nation in connection with the construction of a bingo hall and casino (the "FACILITY"), together with all related infrastructure, parking, landscaping, interior design, engineering, architectural and other services, on the Nation's lands in Toppenish, Washington, and (ii) consulting services in connection with the Nation's operation, management and maintenance of the gaming operations and ancillary business activities conducted at the Facility (collectively, the "CONSULTING SERVICES"). Capitalized terms used but not defined herein shall have the same meanings given to them in the MOU.

     B. Subject to the terms and conditions described herein, NORAM and HP have determined that in order to most efficiently finance and obtain the necessary licensing to finance the Facility, and provide the Consulting Services, (i) HP will fully finance the Facility, (ii) NORAM will relinquish all its rights to pursue the construction of the Facility and render Consulting Services, whether under the MOU or otherwise, except for those items identified herein as NORAM Services, (iii) HP will obtain all of NORAM's rights under the MOU, including, without limitation, the right to 100% of the profit participation interest granted in the MOU, and HP will be responsible for obtaining the financier's license, and (iv) HP and NORAM shall provide the Consulting Services in the manner described herein; all as contemplated by the MOU as the same may be subsequently modified by HP and the Nation.

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

1.   Relinquishment of Rights.  In consideration of the agreements made by HP
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herein, NORAM and all of its affiliates hereby relinquish any and all rights and interest with respect to the provision of Consulting Services to, and the establishment of a Facility for, the Nation, including, without limitation, any and all rights and interests pursuant to the MOU. Concurrently with the execution of this Agreement, NORAM shall provide HP with copies of all documentation and information relating to the Facility and NORAM's actual and contemplated relationship with the Nation.
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NORAM acknowledges that HP intends to enter into an agreement with the Nation to provide Consulting Services to the Nation with respect to the development, construction and operation of the Facility, and HP intends to fund or cause to be funded a loan to the Nation to fund the construction and development of the Facility (the "LOAN") and otherwise succeed to the rights and responsibilities of NORAM under the MOU. NORAM further acknowledges and agrees that HP or its affiliates shall be entitled to receive 100% of the Consulting Fee or profit participation interest, however structured, other than principal or interest payments on loans to the Nation (the "PROFIT PARTICIPATION INTEREST") and any other remuneration payable by the Nation in respect of the development, construction or operation of the Facility; and except as provided by Sections 3 and 4 herein, neither NORAM nor any of its affiliates shall be entitled to receive any portion of the Profit Participation Interest or such other remuneration nor to receive any payments of any kind whatsoever with respect to the Facility or the Consulting Services, whether from HP, the Nation or otherwise. If HP or its affiliates determine not to provide the Consulting Services to the Nation as contemplated by the MOU, NORAM may, upon prior notice to HP, seek to negotiate and enter into an arrangement with the Nation regarding the development, construction and operation of the Facility.

2.   Activities of HP Yakama, Inc.  HP and NORAM acknowledge that HP Yakama,
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Inc., a wholly-owned subsidiary of HP (the "SUBSIDIARY"), will enter into such agreements and contracts as the parties may deem necessary to establish the relationship with the Nation and consummate the transactions contemplated by the MOU. HP shall be primarily responsible for, and NORAM shall participate in, the drafting and negotiation of such agreements and contracts. In addition, NORAM shall provide Consulting Services with respect to the construction of the Facility and regulatory issues ("NORAM SERVICES"). NORAM hereby covenants that the construction costs of the Facility, which costs shall include those items listed on the budget dated July 8, 1997 and approved by HP and NORAM prior to the execution of this Agreement, shall not exceed $9 million. (A copy of such budget dated July 8, 1997 is attached hereto as Exhibit A.) Notwithstanding the foregoing covenant, NORAM shall not be responsible for any cost increases due to changes in the plans or specifications for construction made by the Nation, HP, HP's affiliates or the Subsidiary without the approval of NORAM, which approval shall not be a prerequisite to making any such changes. HP shall be wholly responsible for financing the Facility and for providing all Consulting Services (other than NORAM Services) and any other services to be provided pursuant to the MOU. Subject to its obligations pursuant to Sections 3 and 4 hereof, HP shall receive from the Nation all payments required by the MOU, including, without limitation, payments of principal and interest related to the Loan and payment of the Profit Participation Interest.

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

3.   Repayment of Expenses.  The parties acknowledge that prior to entering into
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this Agreement, NORAM advanced eight hundred and ninety two thousand, eight hundred eighty-five dollars and eight cents ($892,885.08) to the Nation in connection with the development and construction of the Facility (the "Pre-Development Amount"). In addition, prior to the execution of this Agreement, NORAM has provided HP with appropriate documentation to establish the Pre-Development Amount and the amount of actual, out-of-pocket expenses (excluding any overhead costs or charges) in excess of the Pre-Development Amount that NORAM has incurred as of the date of this Agreement with respect to negotiating its business relationship with the Nation and advancing funds for the benefit of the Nation (such excess amount, "NORAM'S VERIFIABLE EXPENSES"). Prior to or at the execution of this Agreement, HP shall have the right to request additional information and/or documentation as is reasonably necessary to verify the Pre-Development Amount and NORAM's Verifiable Expenses. Within three (3) days of the receipt and verification of such additional information and/or documentation, or within five (5) days of the execution of this Agreement if no such request is made, HP shall pay, or cause NORAM to be paid, NORAM's
Verifiable Expenses. Promptly following the initial advance of funds made to the Nation under the Loan, HP shall pay, or cause NORAM to be paid, fifty percent (50%) of the Pre-Development Amount. Promptly following the date on which the Facility is first open to the general public, HP shall pay, or cause NORAM to be paid, the remaining fifty percent (50%) of the Pre-Development Amount, provided that the aggregate amount paid by HP pursuant to this Section
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shall not exceed $1,000,000, and provided, further, that (i) if the construction
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costs of the Facility exceed $9 million and NORAM is responsible for such excess costs in accordance with Section 2 hereof, the payment to be made by HP pursuant to this sentence shall be reduced by the amount of such excess costs, and (ii) the payment to be made by HP pursuant to this sentence shall be reduced by the Forgiven Amount (as defined herein).

     For purposes of the foregoing paragraph, NORAM hereby acknowledges that a portion of the principal amount of the Loan shall be forgiven under the following circumstances: thirty thousand dollars ($30,000) of the principal amount of the Loan shall be forgiven on the eighth day of each month, commencing on September 8, 1997, if the Facility has not opened to the public for business, until a maximum amount of one hundred fifty thousand dollars ($150,000) is forgiven. The aggregate amount of the Loan that is actually forgiven is referred to above as the "FORGIVEN AMOUNT."

4.   Profit Participation.  During the term of any agreement between the
     --------------------
Subsidiary and the Nation which gives rise to any portion of the Profit Participation Interest, NORAM shall be entitled to receive from the Subsidiary twenty-two percent (22%) of the Profit Participation Interest actually received by HP or its affiliates (the "NORAM PROFIT PARTICIPATION")

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

pursuant to the terms of such agreements. Such amounts shall be paid by HP to NORAM within fifteen (15) days of the Subsidiary's receipt of such payments.

5.   Modifications to Agreements.  NORAM acknowledges and agrees that HP or its
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affiliates in their sole discretion, without any notice to or approval from
NORAM, may (i) amend or modify the Consulting Agreement or any other agreement HP or the Subsidiary enters into with the Nation, including, without limitation, any amendment or modification to the amount or timing of payments to be received thereunder, or (ii) settle, compromise or otherwise resolve any disputes with the Nation relating to the Facility; provided, however, that HP or its
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affiliates shall provide NORAM with notice of any such amendment, modification, settlement, compromise or resolution and, if such amendment, modification, settlement, compromise or resolution materially increases NORAM's responsibilities hereunder, NORAM must approve such action, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, if HP or Subsidiary sells or transfers to a third party, or otherwise liquidates, its interest in the relationship with the Nation, NORAM shall be entitled to receive twenty-two percent (22%) of the consideration received by HP or Subsidiary for such disposition.

6.   Additional Projects.  Should the Nation determine to establish any
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additional gaming facilities, including, without limitation, a facility in the
State of Oregon, and desire to enter into a relationship with any of HP, NORAM, the Subsidiary, or any affiliate thereof, HP and NORAM agree that they shall establish a new entity to jointly develop and operate such facilities, with both HP and NORAM each owning fifty percent (50%) of such entity and both HP and NORAM receiving fifty percent (50%) of any profit participation of such facilities, provided that both HP and NORAM make financial contributions to such
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entity in an amount equal to fifty percent (50%) of the total development and construction costs of such additional facilities.

7.   Licensing Requirements.  It is the intent of the parties that this
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Agreement be structured such that NORAM is not required to be licensed by the
Nation or the State of Washington with respect to the Facility. However, to the extent that NORAM or any of its affiliates is required to comply with or be licensed under applicable gaming laws in order to receive the NORAM Profit Participation or reimbursement of the Pre-Development Amount or NORAM's Verifiable Expenses, NORAM hereby acknowledges and agrees that its rights hereunder are expressly subject to compliance with such laws on or before the date on which the Facility is first open to the general public. As soon as practicable, NORAM shall apply, at its sole expense, to obtain licensing and all necessary approvals required with respect to the NORAM Profit Participation or reimbursement of the Pre-Development Amount or NORAM's Verifiable Expenses, and NORAM hereby agrees to use its best efforts to obtain (and to cause each of its

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directors, officers, equity owners and other affiliates, as applicable, to obtain) all required licenses and approvals as promptly as possible. If NORAM or any of its directors, officers, equity owners or other affiliates is unable, at any time, to obtain or maintain such licensing or otherwise comply with applicable law (such person or entity, a "NONCOMPLYING PERSON"), NORAM shall take such action, including without limitation, a corporate restructuring, the severing of its relationship with the Noncomplying Person or the assignment of the NORAM Profit Participation in accordance with paragraph 0 hereof, in order to comply with applicable law within thirty (30) days of the date on which the Noncomplying Person was unable or ceased to comply with such law. If NORAM is unable or unwilling to comply with the requirements of the preceding sentence, the parties will use their best efforts to restructure the NORAM Profit Participation so that the payment thereof will not violate any licensing requirements, provided, however that if such a restructuring cannot be accomplished, to HP's reasonable satisfaction, within a reasonable time, HP may terminate the NORAM Profit Participation in order to avoid any adverse effect on the Consulting Agreement, any other agreement between HP and the Nation or the regulatory status of HP or any of its affiliates.

8.   Assignment.  NORAM may not assign any of its rights hereunder without the
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prior written consent of HP in its sole discretion.  NORAM acknowledges that HP may refuse to grant its consent to an assignment if, in HP or its counsel's judgment, the assignee or its affiliates (i) would be a Noncomplying Person,
(ii) would otherwise be unsuitable for licensing in the State of Nevada or any other jurisdiction which would require such entity to be licensed for purposes of this Agreement, (iii) would otherwise adversely affect the license or regulatory status of HP or any of its subsidiaries, or (iv) would not fulfill all of NORAM'S obligations hereunder.

9.   Further Assurances.  Each party hereto agrees to execute any and all
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further documents and writings and to perform such other actions which may be or become necessary or expedient to effectuate and carry out this Agreement.
Without limiting the generality of the foregoing, each party agrees to execute, deliver and if necessary record any and all additional instruments, certifications, amendments, modifications and other documents as may be required by the Secretary of the Interior, the Bureau of Indian Affairs, the National Indian Gaming Commission, the State of Washington, the State of Nevada or any applicable statute, rule or regulation in order to effectuate, complete, perfect, continue or preserve the respective rights, obligations, liens and interests of the parties hereto to the fullest extent permitted by law;
provided, that any such additional instrument, certification, amendment,
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modification or other document shall not materially change the respective rights, remedies or obligations of the parties under this Agreement or any other agreement or document related hereto.

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

10.  Governing Law; Jurisdiction.  All questions with respect to this Agreement
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and the rights and liabilities of the parties will be governed by the laws of the State of Washington, regardless of the choice of law provisions of Washington or any other jurisdiction. Except for any actions seeking injunctive relief, all disputes relating to this Agreement shall be settled by arbitration conducted in Seattle, Washington pursuant to the rules of the American Arbitration Association. Any and all disputes between the parties which may arise pursuant to this Agreement not covered by arbitration will be heard and determined before an appropriate federal or state court located in Seattle, Washington. The parties hereto acknowledge that such court has the jurisdiction to interpret and enforce the provisions of this Agreement and the parties waive any and all objections that they may have as to personal jurisdiction or venue in any of the above courts.

11.  Miscellaneous.  The validity, legality or enforceability of the remainder
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of this Agreement will not be affected even if one or more of the provisions of this Agreement will be held to be invalid, illegal or unenforceable in any respect. All amendments to this Agreement shall be in writing signed by all of the parties hereto. None of the provisions of this Agreement shall be for the benefit of, or enforceable by, any third party. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Agreement is executed as of the day and year set forth above.

                              Hollywood Park, Inc.


                              By:    /s/ Bruce Rimbo
                                    ----------------------
                                    Bruce Rimbo
                              Its:  Executive Vice President/Race Track
                                    Development


                              North American Sports
                              Management, Inc.


                              By:    /s/ Alan Ginsburg
                                    ----------------------
                                    Alan Ginsburg
                              Its:  President

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

                                   EXHIBIT A

                           BUDGET DATED JULY 8, 1997

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